Exhibit 10.1

                           (1) UTG COMMUNICATIONS INC

                        (2) PETER DAVID GALLIFLENT HOLMES

                      (3) CITY COMMUNICATIONS (SE) LIMITED

                           (4) ADRIAN RICHARD COLEMAN,
                              JOHN ALBERT HORSMAN,
                               ADRIAN PAUL DUNNING
                             and CRAIG MORGAN DAVIES

                     (5) SHAALA KARIM and JAIMINKUMAR PATEL

                       (6) STARPOINT TECHNOLOGIES LIMITED

                                 CONFORMED COPY
                             SHAREHOLDERS AGREEMENT

                  ---------------------------------------------

                                     Mundays
                                   Crown House
                                   Church Road
                                 Claygate, Esher
                                 Surrey KT10 0LP
                             Telephone: 01372 809000
                               Ref: RAP/RAF/P14831

DATE: 16th November 1998

PARTIES

1. UTG COMMUNICATIONS, INC ("UTG"), a Delaware corporation having its principal place of business at Dachslernstr. 67, CH 8048 Zurich, Switzerland.

2. PETER DAVID GALLIFLENT-HOLMES of 12 Woodend, Esher, Surrey, KT10 8DA ("Mr. Holmes")

3. CITY COMMUNICATIONS (SE) LIMITED ("CCL") (registered number 2979724) whose registered office is at Beaumont House, Lambton Road, London SW20 0LW


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4.    ADRIAN RICHARD COLEMAN of 30 Dodford Road, Bournheath, Bromsgrove, Worcs
      B61 9JR, JOHN ALBERT HORSMAN of 35 Rocky Lane, Perry Barr, Birmingham, West Midlands B42 1PB, ADRIAN PAUL DUNNING of 287 Queslett Road, Great Barr, Birmingham, West Midlands B43 7HB and CRAIG MORGAN DAVIES of 3 Grazewood Close, Willenhall, West Midlands WV12 5UX (together "the Midlands Group")

5. SHAALA KARIM of Greenacre, 48 Russell Road, Moor Park, Northwood, Middlesex HA6 2LR and JAIMINKUMAR PATEL of 74 Knox Road, Forest Gate, London E7 9JS (together "CCD")

6. STARPOINT TECHNOLOGIES LIMITED (registered number 3617342) whose registered office is at Crown House, Church Road, Claygate, Esher, Surrey, KT10 0LP ("the Company")

RECITALS

A. The Company is a private company limited by shares. Further particulars relating to the Company are set out in Schedule 1.

B. CCL has agreed to subscribe for certain shares in the capital of the Company on the terms and subject to the conditions set out herein and to apply to have 2,000 of such shares allotted to Mr Jaiminkumar Patel.

C. The Midlands Group and the Company have entered into a Business Sale and Transfer Agreement in the Agreed Form under which the Midlands Group are entitled to have allotted to them certain shares in the capital of the Company on the terms and subject to the conditions thereof.

D. Miss Shaala Karim, Call Cards Direct Limited and the Company have entered into a Business Sale and Transfer Agreement in the Agreed Form under which Miss Shaala Karim is entitled to have allotted to her certain shares in the capital of the Company on the terms and subject to the conditions thereof and in respect of which 5,000 of such shares shall be issued to Mr Jaiminkumar Patel at her request by way of gift.

E. After completion of this Agreement and the said Business Sale and Transfer Agreements, CCL, the Midlands Group, CCD and UTG will own the entire issued share capital of the Company.

F. The Parties have entered into this Agreement in order to regulate the relationship between them as shareholders in the Company.

AGREEMENT

1.    Definitions

1.1 The Recitals and Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement. Any reference to this Agreement shall include the Recitals and Schedules.

1.2 In this Agreement the following words and expressions shall have the following meanings:

      "the Agreed Form"                 the form agreed between and signed by or
                                        on behalf of the Parties;

      "the Articles"                    the Articles of Association of the
                                        Company to be adopted at or immediately
                                        prior to


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                                        Completion (being in the Agreed Form
                                        marked "A") and thereafter as amended in accordance with this Agreement;

      "the Board"                       the Board of Directors of the Company
                                        for the time being;

      "Business Day"                    any day (other than Saturday) on which
                                        banks are open for the transaction of
                                        normal banking business in London;

      "the First Call Options"          the options granted by the Individual
                                        Shareholders pursuant to Clause 7;

      "the Companies Acts"              the Companies Act 1985, the Companies
                                        Consolidation (Consequential Provisions)
                                        Act 1985 and the Companies Act 1989;

      "Completion"                      completion of the Subscription Agreement
                                        in accordance with its terms;

      "the Completion Date"             the date of this Agreement;

      "Director"                        any director for the time being of the
                                        Company including, where applicable, any alternate director;

      "Family Members"                  means in relation to an Individual
                                        Shareholder, his spouse and/or children;

      "Family Trust"                    means in relation an Individual
                                        Shareholder trusts (whether arising
                                        under a settlement, declaration of trust or other instrument wheresoever made or under a testamentary disposition or on an intestacy) under which an immediate beneficial interest in any of the Shares in question is for the time being vested in any Individual Shareholder and/or
                                        Family Members of that person. For these purposes a person shall be deemed to be beneficially interested in a Share if that Share or the income derived from it is or may become liable to be transferred or paid or applied or appointed to or for the benefit of that person;

      "First Call Options"              the options granted by the Individual
                                        Shareholders pursuant to Clause 7.1

      "First Call Option Periods" 1 July 2001 until 31 July 2001, 1 July 2002 until 31 July 2002 and 1 July 2003 until 31 July 2003;

      "First Call Option Price"         the value of each share based on the
                                        Valuation divided by the number of
                                        Shares issued and allotted;

      "Group Company"                   in relation to any company, a subsidiary
                                        of that company, a holding company of
                                        that


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                                        company or a subsidiary of a holding
                                        company of that company;

      "Individual Shareholders"         each of the Shareholders, other than UTG
                                        or, in respect of each of them, any
                                        person to whom shares in the Company
                                        have been transferred by them in
                                        accordance with the provisions of this
                                        Agreement;

      "Issue Price"                     the closing price per share of common
                                        stock of UTG quoted on the NASDAQ
                                        National Market on the trading day
                                        preceding an Option Completion converted into pounds sterling at the US$
                                        :(pound)exchange rate quoted in the Wall
                                        Street Journal Western Edition on the
                                        same date as the closing price falls to
                                        be determined;

      "Option"                          either the First Call Option or the
                                        Second Call Option;

      "Option Completion"               completion of any purchase and sale of
                                        the Option Shares or UTG's shareholding
                                        pursuant to an exercise of either the
                                        First Call Option or the Second Call
                                        Option;

      "the Option Shares"               all the Shares held by the Individual
                                        Shareholders on the date of the exercise of each of the First Call Options;

      "the Parties"                     the parties to this Agreement (except
                                        the Company);

      "the Second Call Option Price"    the lesser of the First Call Option
                                        Price reduced by 25% or the value of the lowest First Call Option Price at which
                                        UTG previously exercised any of its
                                        First Call Options.

      "the Second Call Options"         the options granted by UTG pursuant to
                                        Clause 8.1;

      "the Shareholders"                the Parties or, in respect of each of
                                        them, any person to whom shares in the
                                        Company have been transferred by them in accordance with the provisions of this Agreement or the Articles;

      "the Shares"                      the 100,000 Ordinary Shares of(pound)1
                                        each in the capital of the Company;

      "Subsidiary and Holding           a subsidiary or holding company as those
       Company"                         expressions are defined in Section 736
                                        of the Companies Act of 1985;

      "UTG Director"                    a Director of the Company appointed
                                        under Clause 3.1;

      "UTG Group"                       UTG and its Group Companies;


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      "UTG Shares"                      the ordinary shares in the common stock
                                        of UTG credited as fully paid to be
                                        allotted to the Individual Shareholders
                                        pursuant to Clause 9;

       "Valuation"                      the value of the Company shall be
                                        calculated using 8 x latest annual
                                        audited pre-tax profits ("P") + final 3
                                        months' turnover for that year ("T") /2.
                                        In formulaic terms this is represented
                                        by 8P + T/2.

1.3   In this Agreement (unless the context requires otherwise):

1.3.1 words and expressions which are defined in the Companies Acts shall have the same meanings as are ascribed to them in the Companies Acts;

1.3.2 any question as to whether a person is connected (or, as the case may be, unconnected) with or controlled by any other person shall be determined in accordance with the provisions of Section 839 ICTA 1988 (excluding sub-section (7) thereof) and Section 840 ICTA 1988 respectively;

1.3.3 any reference to any statute or statutory provision includes a reference to any subordinate legislation made under that statute or statutory provision before the date of this Agreement, to any modification, re-enactment or extension of such statute or statutory provision made before that date and to any former statute or statutory provision which it consolidated or re-enacted before that date;

1.3.4 any gender includes a reference to other genders;

1.3.5 the singular includes a reference to the plural and vice versa;

1.3.6 any reference to a Recital, Clause or Schedule is to a recital, clause or schedule (as the case may be) of or to this Agreement; and

1.3.7 "directly or indirectly" means (without limitation) either alone or jointly with any other person, firm or body corporate and whether on his own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person, firm or body corporate.

1.4 The headings contained in this Agreement are for the purposes of convenience only and do not form part of and shall not affect the construction of this Agreement or any part of it.

1.5 Terms used but not defined in this Agreement shall have the same meaning as in the Subscription Agreement.

2.    Subscription of Shares and Commercial Principles

2.1 Forthwith upon the execution hereof CCL shall transfer to the Company the benefit and burden of the contract it has with LDC Direct Limited for a consideration of (pound)23,000 which it shall invoice to the Company. The Company shall then satisfy the sums due under the said invoice by allotting to CCL 21,000 Ordinary Shares of (pound)1 each credited as fully paid and to Mr Jaiminkumar Patel, 2,000 Ordinary Shares of (pound)1 each credited as fully paid.


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

2.2 CCL shall be free to transfer all or any of the said 21,0000 Shares to Mr Holmes or to such persons as Mr Holmes may nominate free of any restraints or any rights of pre-emption set out herein or in the Articles.

2.3 Forthwith upon the execution hereof the Business Sale and Transfer Agreements with the Midlands Group and CCD shall be completed and the Consideration Shares (as therein defined) shall be allotted to the Midlands Group and CCD respectively.

2.4 The Parties record that the Company's object is to maximise value for the Shareholders of the Company. Accordingly the business of the Company will be conducted with sound commercial profit-making principles with the aim of generating maximum value and dividends for the Shareholders.

2.5 The Directors and the Shareholders shall procure that the whole of the profits of the Company available for distribution are distributed by the Company to the Shareholders by way of dividend.

2.6 The Directors and Shareholders shall procure that the Company shall as soon as reasonably practicable after Completion re-register as a public limited company.

3.    Board of Directors and Proceedings of Directors

3.1 UTG shall whilst a Shareholder have the right to appoint two Directors of the Company and named alternates and the following provisions shall have effect:-

3.1.1 Any such appointment shall be effected by notice in writing to the Company by UTG and UTG may in like manner at any time and from time to time remove (but not more than once in any twelve (12) month period) from office any director appointed by it pursuant to this Clause and appoint any person in place of any director so removed or dying or otherwise vacating office.

3.1.2 Any notice of appointment or removal shall take effect on the date specified in the notice or, if none, on the date of receipt of the notice.

3.2 Immediately following execution of this Agreement a meeting of the Board shall be held at which Mr. U. Ernst and Mr. K. Brenner, having consented to act, shall be appointed as the UTG Directors and Mr. Holmes shall be appointed as Managing Director. The Chairman shall always be a UTG Director.

3.3 In order for a Board meeting to be duly convened all Directors must be given at least ten (10) Business Days' written notice of such meeting and be supplied with a detailed agenda and supporting documents relating to that meeting. The Parties hereby agree that failure to give such notice and written information shall render all resolutions passed at that Board meeting invalid unless subsequently ratified by the UTG Directors. Directors may attend Board meetings by means of conference telephone and physical attendance shall not be necessary.

3.4 The quorum necessary for the transaction of business at a Board meeting shall be any two Directors of whom one shall be a UTG Director.


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3.5   Board meetings shall be held at regular intervals at least once in every quarter.

3.6 Subject only to the provisions of Clause 4 and to the Articles, matters of business arising at any meeting of the Board shall be decided by a majority of votes.

3.7 Each Director shall be entitled to one vote each and the Chairman shall be entitled to a second or casting vote.

3.8 In addition to his right under Clause 3.2 above, Mr Holmes (whilst he remains a Shareholder or whilst a company controlled by him remains a Shareholder) shall have the right to appoint one Director and a named alternate and the provisions set out in Clauses 3.1.1 and 3.1.2 shall apply to such Director. This Director shall be appointed as Operations Manager and may be Mr Holmes himself.

3.9 The Midlands Group and CCD (whilst each remain Shareholders) shall each jointly have the right to appoint one Director and a named alternate and the provisions set out in Clauses 3.1.1 and 3.1.2 shall apply to such Director.

4.    Conduct of the Company's Affairs

4.1 The Shareholders shall exercise all rights available to them in relation to the Company and the Company shall do everything necessary to procure (so far as they are able to do so) that during the term of this Agreement:

4.1.1 the business of the Company consists exclusively of the business of distribution of pre-paid services in the telecommunication and other industries;

4.1.2 the Shareholders are given full opportunity to examine the books and accounts kept by the Company and are supplied with all relative information, including monthly and quarterly management accounts, operating statistics and statements and such other trading and financial information in such form as they reasonably require to keep each of them properly informed about the business of the Company and generally to protect their interests. Such accounts and statements shall be issued within 15 days of the end of the relevant month or quarter, as the case the may be;

4.1.3 the auditors of the Company are such firm of chartered accountants as UTG shall agree in writing;

4.1.4 the bankers of the Company are Barclays Bank Plc, Clapham Common Branch, or such other bankers as the Shareholders agree in writing;

4.1.5 the registered office of the Company is at Crown House, Church Road, Claygate, Esher, Surrey, KT10 0LP or at such other place as the Shareholders agree in writing;

4.1.6 the Company complies with the provisions of its Memorandum and Articles;

4.1.7 the Accounting Reference Date for the Company shall be the 31st March and the first financial statements shall be for the period from the incorporation of the Company and ending 31 March 1999. The Directors shall procure that the financial statements of the Company are audited


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      and approved prior to the 31st March in the year following the 31st
      December;

4.1.8 other than to register the Company as a public limited company the Memorandum and new Articles of Association of the Company are not altered and no further articles or resolutions inconsistent with them are adopted or passed unless the Shareholders agree in writing;

4.1.9 any company which becomes a Subsidiary of the Company adopts new Articles of Association in a form approved by the Shareholders in writing;

4.1.10 all cheques drawn by the Company in excess of (pound)10,000 are signed by two Directors;

4.1.11 the Board determines the general policy of the Company (subject to the express provisions of this Agreement), including the scope of their respective activities and operations and that the Board reserves to itself all matters involving major or unusual decisions.

4.2 The Shareholders shall exercise all rights available to them in relation to the Company so as to procure (so far as they are able) that the Company does not without the prior written consent of the Shareholders holding at least the percentage of Shares set out below do any of the matters contained in Schedule 2.

      Period                                    Percentage Shareholding Required

      First year from the date of this Agreement               70%
      Second year from the date of this Agreement              70%
      Third year from the date of this Agreement               80%
      Fourth year from the date of this Agreement              90%
      Subsequent years                                         90%

4.3 If a transaction involving any matter in paragraphs 13 or 20 of Schedule 2 is agreed by the requisite majority of Shareholders, any Shareholder who does not wish to participate in an issue of new Shares shall have the right exercisable forthwith upon such issue occurring to require the other Shareholders to acquire all his Shares at market value. This right shall be exercisable in writing and the provisions of Clause 9 shall apply to the completion of such sale mutatis mutandis. Any dispute as to market value shall be referred to the auditors for resolution acting as experts.

5.    Transfer of Shares

5.1 Each Shareholder agrees with the other Shareholders that (save as otherwise provided herein) it or he will not sell, transfer, mortgage, charge or dispose of or agree to sell, transfer, mortgage, charge or dispose of in whole or in part any interest (and whether separately, together, in part or in whole) in any Share save pursuant to the provisions of this Agreement.

5.2 UTG shall not be entitled to transfer Shares save to other members of the UTG Group and any of the Individual Shareholders shall be entitled to transfer Shares to (i) a Family Trust (ii) a Family Member or (iii) each other provided that:-

5.2.1 CCL shall be entitled to transfer its shareholding to Mr Holmes or nominees of Mr Holmes without the consent of the other Shareholders;


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5.2.2 the transferee enters into a Deed of Adherence in the agreed form marked
      "B" agreeing to be bound by the terms of this Agreement (including this Clause) in all respects as if it had been a Party in the capacity of the transferor of such Shares and (in the case of a transfer from UTG) agreeing furthermore to transfer such Shares back to such transferor on it ceasing to be a Group Company of such transferor; and

5.2.3 the transferor shall remain bound by the terms of this Agreement as if still a Shareholder and shall enter into a guarantee in such form as the other Shareholders may reasonably require guaranteeing the obligations of the transferee under this Agreement.

5.3 The Parties shall execute all such consents as are required pursuant to the Articles to permit a transfer pursuant to the provisions of this Agreement.

6.    Conflict with Articles

6.1 In the event of any conflict between the terms of this Agreement and any provision of the Articles this Agreement shall prevail.

7.    The First Call Options

7.1   Upon and subject to the terms of this Agreement:-

7.1.1 Each of the Individual Shareholders hereby grants to UTG upon and subject to the terms and conditions of this Agreement the option to purchase at the First Call Option Price in each of the First Call Option Periods the following proportion of his remaining Option Shares:

            End of Year 2 - the financial year of the Company ending 31 March
              2001: 33%
            End of Year 3 - the financial year of the Company ending 31 March
              2002: 50%
            End of Year 4 - the financial year of the Company ending 31 March
              2003: 100%

7.1.2 The First Call Options shall be exercisable by notice in writing given by UTG to the Individual Shareholders between the 1st July and the 30th July in each of the years 2001, 2002 and 2003 and notice of the First Call Options, once given, shall be binding on UTG and shall be irrevocable except with the written consent of all the Individual Shareholders.

7.1.3 In the event that the Individual Shareholders do not receive written notice of exercise of the First Call Options within the relevant First Call Option Period then the First Call Options shall lapse and be of no further force or effect.

7.1.4 Completion of the First Call Options shall take place in accordance with the provisions of Clause 9.

8.    The Second Call Options


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8.1   Upon and subject to the terms of this Agreement:-

8.1.1 If UTG has not exercised any of the First Call Options within any of the prescribed periods set out in Clause 7 UTG hereby grants to the Individual Shareholders the option to purchase from UTG at the Second Call Option Price all the Shares then held by UTG.

8.1.2.1 Notice of the Second Call Options shall be exercisable in writing given by any of the Individual Shareholders at any time within six months of UTG failing to exercise or complete any of the First Call Options. Notice of the Second Call Options, once given, shall be binding on the relevant Individual Shareholders and shall be irrevocable except with the written consent of UTG.

8.1.2.2 If more than one Individual Shareholder wishes to exercise the Second Call Option, they shall do so pro rata to their existing holdings of Ordinary Shares.

8.1.3.1 Completion of the Second Call Options shall take place in accordance with the provisions of Clause 9.

8.1.3.2 It shall be a term of the Completion of the Second Call Option that all sums owed by the Company to UTG or any of its Shareholders or any Company controlled by any Shareholders on any account whatsoever shall be repaid in full on such completion.

9.    Option Completion

9.1.1 An Option Completion shall take place at such time during normal business hours and at such place in the UK as the Party exercising the Option may specify by written notice to the other, provided that the date fixed for the Option Completion shall not be later than thirty (30) days after notice of exercise is given.

9.1.2 In the event that more than one Party exercises an Option and the Parties are unable to agree the time and place for Option Completion, it is hereby agreed that Option Completion shall take place at 2.00 pm at the Company's registered office on the thirtieth (30th) day after receipt of the last Option notice by the receiving Party.

9.2   An Option Completion shall take place as follows:-

9.2.1 When UTG have acquired all the Option Shares each of the Individual Shareholders shall (if requested by UTG) procure the resignation of the Director nominated by him, such director or member confirming that he has no claim against the Company for compensation for loss of office or otherwise save in relation to any Director's fees or expenses which has been agreed to be paid and which is outstanding.

9.2.2 The Parties shall procure that all requisite resolutions are validly passed at duly convened and quorate meetings of the Board of Directors and Shareholders of the Company and that all provisions of the Companies Acts and all other statutory requirements are fully complied with.

9.2.3 Each of the Individual Shareholders shall deliver to UTG duly executed stock transfer forms in respect of the relevant Option Shares together with all share certificates relating to the relevant Option Shares.


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9.2.4 The Parties shall procure that the Board approves the transfers of the relevant Option Shares for registration (subject, if applicable, to such transfers being duly stamped).

9.2.5 UTG shall deliver to each of the relevant Individual Shareholders :-

            in respect of Year 2, cash by way of bankers draft;

            in respect of Year 3, 50% in cash by way of bankers draft and the remaining 50% by the issue of UTG Shares at the Issue Price;

            in respect of Year 4, by the issue of UTG Shares at the Issue Price

      Provided however that if UTG Shares are not at the relevant time quoted on NASDAQ the Individual Shareholders may at their sole discretion be entitled to receive the whole or part of the First Call Option Price in cash by way of bankers draft.

9.2.6 Subject to the due performance by UTG of its obligations, if any Shareholder shall fail or refuse to transfer any Option Shares in accordance with his obligations hereunder, or fails to take any action required of him in order to ensure completion of the First Call Options ("Defaulting Shareholder"), the Company may authorise any person to execute and deliver as attorney on behalf of the Defaulting Shareholder or to undertake any action required on the part of the Defaulting Shareholder to complete the First Call Options and such authorised person may give a good receipt for the First Call Option Price and the Company may register the transfer of the Option Shares to UTG and issue to it certificates for the same. The Defaulting Shareholder shall in such case be bound to deliver up his certificate for the Option Shares to the Company whereupon the Defaulting Shareholder shall be entitled to receive the First Call Option Price which shall in the meantime be held by the authorised person on trust for the Defaulting Shareholder but without interest. After the name of the transferee has been entered in the register in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person.

9.2.7 Subject to the due performance by the Individual Shareholders of their respective obligations, if UTG shall fail or refuse to transfer any of its shares in accordance with its obligations hereunder, or fails to take any action required of it in order to ensure completion of any of the Second Call Options, any of the Individual Shareholders may authorise any person to execute and deliver as attorney on behalf of UTG or to undertake any act required on the part of UTG to complete any of the Second Call Options and such authorised person may give a good receipt for the Second Call Option Price and the Company may register the transfer of the Second Call Option Shares to the relevant Individual Shareholders and issue to them certificates for the same. UTG shall in such case be bound to deliver up its certificate for the Second Call Option shares to the Company whereupon UTG shall be entitled to receive the Second Call Option Price which shall in the meantime be held by the authorised person on trust for UTG but without interest. After the name of the transferee has been entered on the register in purported exercise of these powers the validity of the proceedings shall not be questioned by any person.


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

10.   Finance

10.1 UTG will provide within three (3) months of the Completion Date the sum of (pound)150,000 to the Company to be used as working capital which will be unsecured and bear no interest.

10.2.1 UTG will provide further funding to the Company in cash or by letter of credit or the provision of bank guarantees to allow the Company to expand by purchasing new terminals as more particularly detailed in Schedule 3.

10.2.2 The Company will serve notice on UTG when the objectives under columns A and B of Schedule 3 have been achieved and UTG shall forward the funds or put in place the letters of credit or bank guarantees shown under column C to the Company within the time period specified under column D of
       Schedule 3.

10.2.3 Any dispute arising over the attainment of the objectives contained in columns A and B of Schedule 3 shall (subject to Clause 10.2.4) entitle any Party or the Company to instruct an Expert pursuant to Clause 20 to determine the dispute.

10.2.4 Funds transferred to the Company pursuant to this Clause 10.2 shall remain with the Company even when a dispute arises as described in Clause
       10.2.3 whereupon any determination by an Expert shall resolve the disputed levels of the objectives and shall require the Company to reach the next objectives following the disputed objectives before further funds are remitted by UTG pursuant to this Clause.

10.2.5 If UTG provides funding by way of guarantees for a bank which then lends money to the Company, UTG shall pay to the Company as a capital contribution the amount of interest payable by the Company to the bank and the Company shall not be obliged to repay the bank until UTG acquires all the Shares of the Company it does not already own and UTG will procure that the bank accepts these terms.

10.3 UTG's compliance with this Clause 10 is vital to the successful development of the Company and unless UTG can show reasonable cause why it has not complied herewith failure to comply within 20 working days of receipt of a written default notice from the Company to comply with this Clause 10 will entitle the remaining Parties and or the Company (to the extent that it is legally able to do so) and or any third party nominated by the remaining Parties to purchase within the period of 60 days after the expiry of such notice all of UTG's Shares at par and the relevant provisions of Clause 9 above shall apply to such purchase.

      Provided that it shall be a condition of such purchase that all sums lent by UTG (or by a bank relying on UTG's guarantee) to the Company or any of its Shareholders or any company controlled by any Shareholder shall be repaid upon completion of the sale of UTG's Shares.

11.   Restrictive Covenant

11.1 Each of the Individual Shareholders undertakes to and covenants with the Company and as a constituent part of this Agreement that, save with the prior written consent of the other Parties:-

11.1.1 he will not except in the proper performance of his duties under his service contract, directly or indirectly on his own behalf or jointly with or on behalf of any other person, concern, undertaking, firm or body corporate:

       11.1.1.1 whilst he is a shareholder of the Company and for the period of 6 months after ceasing to be a shareholder, deal with, seek employment or engagement with, be employed or engaged by or engage in business with or be in any way interested in or connected with any person, concern, undertaking, firm or body corporate which engages in or carries on within any part of the United Kingdom the business of the distribution of debit telephone cards;

       11.1.1.2 whilst he is a shareholder of the Company and for the period of 6 months after ceasing to be a shareholder, deal with, seek employment or engagement with, be employed or engaged by any person, undertaking or body corporate or division within such entity which is, or which has at any time during the period of twelve (12) months preceding that event been, a customer or client of the Company and on or for whose account or business he personally worked or was responsible or in relation to whom he obtained Confidential Information (as defined in Clause
                 11.1.2 below) during the same period ("a Client") or offer or agree to provide goods of a like description to those previously supplied to such Client by the Company or solicit the custom of a Client in respect of any such goods;

       11.1.1.3 whilst he is a shareholder of the Company and for the period of 6 months after ceasing to be a shareholder, interfere or seek to interfere with the relations between the Company and any person who has within the previous twelve (12) months been one of its suppliers (or an introducer of prospective customers) and with which he was involved personally in dealings or negotiations on behalf of the Company at any time during that period ("a Supplier");

       11.1.1.4 whilst he is a shareholder of the Company and for the period of 6 months after ceasing to be a shareholder, solicit or endeavour to entice away from the Company any person who is a senior or managerial employee or director of the Company known personally to him (whether or not such person would commit a breach of the terms of his contract of employment by leaving the service of the company concerned) or knowingly employ or assist in or procure the employment by any other person, firm or company of any such person;

       11.1.1.5 at any time, use for any purpose (other than in connection with his employment with the Company) any trade or business name used by the Company (including in particular (but without limitation) the name Starpoint (whether alone or in conjunction with other names)) or any name similar to those names or likely to be confused with them;

11.1.2 except in so far as is required for the proper performance of his duties, he will not at any time hereafter divulge to any person or otherwise make use of any secrets, trade secrets or confidential knowledge or information not in the public domain concerning the business and/or finances of the Company or of any of its suppliers or clients ("Confidential Information") and will use his reasonable endeavours without cost to himself to prevent the publication or disclosure of any such secrets, knowledge or information by any third party.

11.2 The restrictions contained in each sub-clause of this Clause shall be construed as separate and individual restrictions and shall each be capable of being severed without prejudice to the other restrictions or to the remaining provisions of this Agreement.

12.   Announcements

12.1 No announcement (other than if and to the extent required by law or by any governmental or regulatory body) shall be made by or on behalf of the Parties concerning the subject matter of this Agreement without the prior written consent of the other Parties.

13.   Termination

13.1 This Agreement shall remain in full force and effect unless and until terminated in accordance with the provisions of this Clause 13.

13.2 Subject to the provisions of Clause 13.3 this Agreement shall terminate forthwith upon:-

13.2.1 all the Individual Shareholders ceasing to hold any of the Shares;

13.2.2 the making of an order or the passing of an effective resolution for the winding-up of the Company (otherwise than for the purpose of a reconstruction pursuant to a scheme previously approved by the Shareholders); or

13.2.3 the execution of an instrument in writing between all of the Shareholders terminating this Agreement.

13.3   The termination of this Agreement (howsoever arising):-

13.3.1 shall be without prejudice to the rights of any Party accrued hereunder as at the date of termination or to any claim which any Party may have for damages against or otherwise arising from any antecedent breach thereof by any other Party; and

13.3.2 shall not operate to affect such of the provisions hereof as in accordance with their terms are expressed to operate or have effect thereafter.

14.   Confidentiality

14.1 Each of the Parties agrees not to make public or reveal to any third party any commercial, organisational or other information of a confidential nature concerning the other Parties obtained as a result of such Party's participation in this Agreement save insofar as the information in question:-

14.1.1 is proven to have been known to such Party prior to Completion;

14.1.2 is proven to have become known to such Party during the term of this Agreement through the lawful act of a third party;

14.1.3 comes into the public domain otherwise than as a result of breach of this Clause or of law;

14.1.4 is required to be given, made or published by law or under the rules and regulations of NASDAQ or any other recognised investment exchange (as defined in Section 207 of the Financial Services Act 1986);

14.1.5 is made public or revealed with the prior written approval of the other Parties to the contents thereof and the manner of its presentation and publication; or

14.1.6 is made available by a Party to a customer or potential customer of the Company on a confidential basis and such information relates to the product or service being supplied or to be supplied to the recipient of the confidential information and is necessary or requisite for the proper supply of such product of service.

14.2 The Parties shall use their respective best endeavours to agree the form and manner of presentation and publication of information regarding the Company which shall be given to relevant customers and prospective customers.

14.3 The Parties agree to make known to such of its executives and employees to whom the information described in this Clause 14 is disclosed, the conditions of this Clause and to ensure they are under obligation to be bound thereof.

15.   General

15.1.1 This Agreement shall be binding on and enure for the benefit of the successors of the Parties and the successors in title to the Shares held by the Individual Shareholders..

15.1.2 Subject to the provisions of this Agreement, this Agreement is personal to the Parties, their heirs, estates, executors and assigns.

15.2 The Parties (but without imposing any additional financial obligations on the Parties) shall and shall use their best endeavours to procure that any necessary third party shall do all such further acts and things and execute all such further deeds, documents and assurances as any of them may reasonably require by notice in writing to give effect to the terms of this Agreement.

15.3 This Agreement shall not constitute a partnership between the Parties or any of them.

15.4 Each Shareholder shall exercise all voting rights and powers of control available to it in relation to the Company so as to give full effect to the terms of this Agreement.

16.   Severability

16.1 In the event that any provision of this Agreement or any part thereof shall for any reason be held by any judicial determination to be invalid or unenforceable the valid and enforceable parts of this Agreement shall continue in full force and effect and the Parties shall negotiate in good faith a substitute provision for the provision of this Agreement held to be invalid or unenforceable as aforesaid to reflect the purpose or intent (as closely as may be possible) of such provision.

17.   Waiver and Remedies

17.1 The failure of any Party at any time or times to require performance of any provision of this Agreement shall not affect its right to enforce such provision at a later time and all express rights granted to any Party hereunder shall be in addition to any rights that such Party may have under the general law in respect of a breach of this Agreement.

17.2 No waiver by a Party of any condition or of the breach of any term, covenant, representation, warranty or undertaking contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or deemed to be or construed as the waiver of the breach of any other term, covenant, representation, warranty or undertaking in this Agreement.

17.3 Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by that Party in its absolute discretion as regards any other Party under such liability without in any way prejudicing or affecting its rights against any further Party under the same or a like liability, whether joint and several or otherwise.

17.4 This Agreement may be amended, modified, superseded or cancelled and any of its terms, covenants, representations, warranties, undertakings or conditions may be waived only by an instrument in writing signed by (or by some person duly authorised by) all of the Parties or, in the case of a waiver, by the Party waiving compliance.

17.5 If any Shareholder ceases to be a shareholder in the Company then, subject to compliance with Clause 5.2, as from the date of such cessation this Agreement may be varied or cancelled without reference to or the need for signature of such Shareholder on any relevant document provided that (for the avoidance of doubt) such variation or cancellation will not give rise to any new or increased liability of any former Shareholder or Shareholder not consenting to the variations in question.

18.   Costs

18.1 Each party shall bear its own costs and expenses in relation to the preparation, negotiation and implementation of this Agreement and the agreements and arrangements of which it forms part.

19.   Restrictive Trade Practices Act 1976

19.1 No party to this Agreement which carries on business within the United Kingdom shall give effect to, or enforce or purport to enforce any provision of this Agreement (including any provision in any Schedules or Recitals), or any provision of any document which may be executed pursuant to this Agreement, or in connection with it, which is/are or may be registrable under the Restrictive Trade Practices Act 1976 (as amended) ("the RTPA") until the day after particulars of this Agreement or the arrangements have been furnished to the Director General of Fair Trading in accordance with the requirements of the RTPA.

20.   Valuation Procedure

20.1 The Company shall be valued in accordance with the defined formula "Valuation " set out in Clause 1.2 above as and when appropriate.

20.2 Where any doubt or dispute arises as to the Valuation of the Company, the First Call Option Price or the Second Call Option Price, any Party hereto may refer the determination of the Valuation or price to an independent firm of chartered accountants, to be appointed in the absence of agreement between the Parties by the President of the Institute of Chartered Accountants in England and Wales ("the Experts").

20.3 Each Party shall give the Experts access to all books or records in their possession in relation to the matter in dispute and shall instruct their advisers to make available to the Experts such accounts or records or notes held by those advisers relating to the matter in dispute as the Experts may require and generally shall provide the Experts with such other information and assistance as the Experts may require.

20.4 Each Party shall be entitled to make representations to the Experts, but if they do so the Experts shall be obliged to disclose the same to the other Parties and invite those Parties' comments on any information or material so supplied.

20.5.1 For the avoidance of doubt, the Experts shall refer to the Company's appropriate management accounts to determine the turnover figures (where such values are not obvious by reference to the latest annual audited accounts of the Company) required to calculate the Valuation.

20.5.2 The figures for operating profits will be those derived from the audited profit and loss account for the last accounting period completed.

20.6 In making their determination of the Valuation or price the Experts shall act as experts and not as arbitrators and their decision shall, in the absence of manifest material error, be final and binding on all Parties. The Experts' fees and costs shall be borne by the Parties in such proportions as the Experts may determine or, failing any determination, equally. Any determination shall be in writing and copies thereof shall be given to each of the Parties hereto.

20.7 The Experts have power to award interest and for such interest to run on a day by day basis as determined by the Experts.

21.   Entire Agreement and Variation

21.1 This Agreement (together with the documents referred to in it) constitutes the entire legally binding agreement between the Parties in respect of the subject matter of this Agreement and may only be varied by a written agreement signed on behalf of each of the Parties.

21.2 Each of the Parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it or he does not rely, and has not relied, upon any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out or referred to in this Agreement or the documents referred to in it and the only remedy available to it in respect of any misrepresentation or untrue statement made to it or him shall be a claim for breach of contract under this Agreement. Nothing in this sub-clause shall however operate to limit or exclude any liability for fraud.

22.   Notices

22.1 Any notice to be served in connection with this Agreement shall be in writing (which, for the avoidance of doubt, shall include facsimile transmission) and any notice or other correspondence under or in connection with this Agreement shall be delivered or transmitted by facsimile transmission or by registered mail:-

22.1.1 in the case of a company, to its registered office for the time being marked "For the Urgent Attention of the Secretary"; or

22.1.2 in the case of individuals, to the addresses set opposite their respective names at the head of this Agreement or to such other address as may be notified in writing for the purposes of this Agreement to the Party serving the document

22.2 Any such notice or correspondence shall be deemed to have been served as follows:-

22.2.1 in the case of delivery by hand, on delivery if delivered between 9.00 am and 5.00 pm on a business day and, if delivered outside such hours, at the time when such hours re-commence on the first business day following delivery;

22.2.2 in the case of service by registered mail, on the third business day after the day on which it was posted;

22.2.3 in the case of facsimile transmission, on the day it is transmitted provided that if that day is not a business day or, being a business day, transmission takes place after 5.00 pm, then at 9.00 am on the first business day following transmission of the notice.

22.3 Subject as provided in Clause 22.2, in proving such service it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted by registered mail to or transmitted by facsimile transmission to the place to which it was so addressed.

22.4 In this Clause "business day" shall mean any day other than Saturday, Sunday or any other day which is a public holiday in the place at or to which the notice or correspondence is left or despatched.

23.   Governing Law and Jurisdiction

23.1 This Agreement is to be read and construed in accordance with and governed by the laws of England.

23.2 Each of the Parties hereby agrees to submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter or dispute arising from or in connection with this Agreement.

EXECUTED as a deed and delivered on the date set out at the head of this Agreement.

                                   SCHEDULE 1

                                   The Company

Company number                      : 3617342

Date of incorporation               : 18 August 1998

Share capital
authorised                          : (pound)100,000 divided into 100,000
                                      Ordinary Shares of (pound)1 each,

issued                              : (pound)51,000 divided into 51,000
                                      Ordinary Shares of(pound)1 each to UTG

Registered office                   : Crown House, Church Road, Claygate, Esher,
                                      Surrey KT10 OLP

Directors                           : Peter David Galliflent-Holmes (to be
                                      appointed at end of completion meeting)
                                      Ueli Ernst

Secretary                           : Mundays Company Secretaries Limited

                                   SCHEDULE 2

Matters requiring consent of the specified percentage of Shareholders in Clause 4.2

1. Create any fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of its undertaking, property or assets, except for the purpose of securing indebtedness to its bankers for sums borrowed in the ordinary and proper course of business.

2. Borrow (except from the Company's bankers in the ordinary and proper course of business) in excess of a maximum aggregate sum outstanding at any time of (pound)500,000.

3. Make a loan or advance of any amount or give credit (other than normal trade credit) or repay any loan made by UTG pursuant to Clause 10 of this Agreement.

4. Give a guarantee or indemnity to secure the liabilities or obligations of any person (other than a wholly-owned subsidiary of the Company).

5. Sell, transfer, lease, assign, or otherwise dispose of a material part of its undertaking, property or assets (or any interest in them), or contract to do so otherwise than in the ordinary and proper course of business.

6. Enter into a contract, arrangement or commitment involving expenditure on capital account or the realisation of capital assets.

7. Engage a new employee, consultant or any other person at a remuneration which could exceed a rate of (pound)40,000 per annum unless such person is on a short term contract which means a contract of no more than one month's duration.

8.    Engage or dismiss the Managing Director as an employee or consultant.

9. Increase the remuneration of an employee, consultant or any other person to a rate which could exceed (pound)40,000 per annum or increase the remuneration of an employee, consultant or any other person whose existing remuneration could exceed that rate.

10. Appoint or remove from office a Director except in accordance with the rights conferred on the Shareholders under Clause 3 to appoint and remove Directors.

11. Appoint a committee of the Directors or a local board or delegates any of the powers of the Directors to a committee or local board.

12.   Take or agree to take a leasehold interest in or licence over land.

13. Issue any shares or create any new shares, except as expressly permitted by the Company's Articles.

14.   Alter the rights attaching to any class of Shares.

15.   Consolidate, sub-divide or convert any of the Company's share capital.

16. Issue renounceable allotment letters or permit any person entitled to receive an allotment of shares to nominate another person to receive the allotment except on terms that no renunciation or nomination shall be registered unless the renounced or person nominated is approved by the Board.

17.   Create or acquire a subsidiary or dispose of any shares in a subsidiary.

18.   Enter into a partnership or profit sharing agreement.

19. Do or permit to be done any act or thing whereby the Company may be wound up (whether voluntarily or compulsorily), in accordance with the terms of this Agreement.

20. Issue securities convertible into shares or debentures, or share warrants or options in respect of shares.

21. Enter into a contract or transaction except in the ordinary and proper course of business on arm's length terms.

22. Acquire, purchase or subscribe for shares, debentures, mortgages or securities (or any interest in any of them) in any person.

23. Create a contract or obligation or renew or vary the terms of an existing contract or obligation, to pay money or money's worth to any member of the Company.

24. Hold a meeting of Shareholders or purport to transact any business at a meeting unless there are present duly authorised representatives or proxies for each of the Shareholders.

25. Introduce products to the Company which are produced by UTG where the margin for the Company is less than the average margin on equivalent products distributed by the Company.

                                   SCHEDULE 3

------------------------------------------------------------------------------------------
Objectives                                           Funding
------------------------------------------------------------------------------------------
                       B. With average
                       monthly spend or RGP
A. Deployed terminals  (respectively)                C. Amount    D. Payable within
------------------------------------------------------------------------------------------
250                    (pound)300.00 or(pound)21.00  US$94,500    7 days
------------------------------------------------------------------------------------------
400                    (pound)350.00 or(pound)28.00  US$157,500   7 days
------------------------------------------------------------------------------------------
900                    (pound)375.00 or(pound)33.75  US$157,500   7 days
------------------------------------------------------------------------------------------
1400                   (pound)400.00 or(pound)35.00  US$157,500   7 days
------------------------------------------------------------------------------------------
                                                                  14 days, and for every
                                                                  subsequent 500 terminals
                                                                  until 10,000 terminals
                                                                  have been purchased, if
Every subsequent 500                                              the Company's cash
terminals              (pound)400.00 or(pound)38.00  US$157,500   position requires.
------------------------------------------------------------------------------------------

Notes:-

A.    Total number must have been deployed for a week or more.

B. Could be the average of any one or more weeks rounded up to represent a month.

C. Payable by bank transfer or by the putting in place of the appropriate letters of credit or bank guarantees to clear within allotted days from fax notification from the Company of the attainment of the appropriate objectives.

EXECUTED as a Deed by
UTG COMMUNICATIONS, INC
acting by its Chairman and
Chief Executive Officer                 Ueli Ernst
                                        Director

EXECUTED as a Deed by
PETER DAVID
GALLIFLENT-HOLMES                       Peter G Holmes

in the presence of:

Witness sign:                           R.A. Powell
                                        Richard Andrew Powell

Address:                                Crown House, Church Road, Claygate,
                                        Esher, Surrey

Occupation:                             Solicitor

EXECUTED as a Deed by
CITY COMMUNICATIONS (SE) LIMITED        Peter G Holmes
acting by two directors or              Director
one director and its secretary          Ben Syrett
                                        Director/Secretary

EXECUTED as a Deed by
ADRIAN RICHARD COLEMAN                  Adrian Coleman
in the presence of:

Witness sign:                           N. Fieldhouse

Name:                                   (As below)

Address:

Occupation:

EXECUTED as a Deed by
JOHN ALBERT HORSMAN                     John Horsman

in the presence of:

Witness sign:                           N. Fieldhouse

Name:                                   (As below)

Address:

Occupation:

EXECUTED as a Deed by
ADRIAN PAUL DUNNING                     Adrian P. Dunning

in the presence of:

Witness sign:                           A. Huggett

Name:                                   A.G. Huggett

Address:                                30 Rocky Lane,
                                        Birmingham, B42

Occupation:                             Retailer

EXECUTED as a Deed by
CRAIG MORGAN DAVIES                     Craig Davies
in the presence of:

Witness sign:                           N. Fieldhouse

Name:                                   (As below)

Address:

Occupation:

EXECUTED as a Deed by
SHAALA KARIM                            Shaala Karim
in the presence of:

Witness sign:                           N. Fieldhouse

Name:                                   N. J. Fieldhouse

Address:                                18 Furzefield Road,
                                        Reigate, Surrey

Occupation:                             Solicitor

EXECUTED as a Deed by
JAIMINKUMAR PATEL                       Jaiminkumar Patel
in the presence of:

Witness sign:                           N. Fieldhouse

Name:                                   (As above)

Address:

Occupation:

EXECUTED as a Deed by
STARPOINT TECHNOLOGIES LIMITED
acting by two directors or one
director and its secretary              Ueli Ernst
                                        Director

                                        R.A. Powell (Authorised signatory of
                                        Mundays Company Secretaries Limited)
                                        Secretary